UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 17, 2021

Home Federal Bancorp, Inc. of Louisiana
(Exact name of registrant as specified in its charter)

Louisiana	001-35019	02-0815311
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

624 Market Street, Shreveport, Louisiana		71101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(318) 222-1145

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	HFBL	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item       5.07        Submission of Matters to a Vote of Security Holders

(a)           An Annual Meeting of Shareholders (the “Annual Meeting”) of Home Federal Bancorp, Inc. of Louisiana (“Home Federal Bancorp”) was held on November 17, 2021.

(b)           There were 3,350,966 shares of common stock of Home Federal Bancorp eligible to be voted at the Annual Meeting and 2,400,212 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the vote for each proposal were as follows:

1.             Election of directors for a three-year term.

	Number of Votes
Name of Nominees	FOR	WITHHELD	BROKER NON-VOTES
James R. Barlow	1,881,958	27,896	490,358
Thomas Steen Trawick, Jr.	1,827,827	82,027	490,358

2.             To ratify the appointment of Dixon Hughes Goodman LLP, as Home Federal Bancorp’s independent registered public accounting firm for the year ending June 30, 2022.

FOR	AGAINST	ABSTAIN
2,378,488	17,339	4,385

Each of the nominees was elected as director and the proposal to ratify the appointment of Home Federal Bancorp’s independent registered public accounting firm for the year ending June 30, 2022, was adopted by the shareholders of Home Federal Bancorp at the Annual Meeting.

(c)           Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Date: November 17, 2021	By:	/s/James R. Barlow
James R. Barlow
Chairman of the Board, President and Chief Executive Officer